INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 33-10442 of Pinnacle West Capital Corporation on Form S-8 of our report dated June 14, 1996 appearing in this Annual Report on Form 11-K of The Savings Plan for Employees of Pinnacle West Capital Corporation for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP

Phoenix, Arizona
June 27, 1996